Exhibit 10.7

MASTER EXCLUSIVE SERVICE AGREEMENT

This Master Exclusive Service Agreement (this “Agreement”) is entered into as of August 21, 2013 by and among the following parties:

(1)	Jiubang Computer Technology (Guangzhou) Co., Ltd. (the “WFOE”), a wholly foreign-owned enterprise registered in Guangzhou, the People’s Republic of China (“China”), under the laws of China;

(2)	Guangzhou Jiubang Digital Technology Co., Ltd. (“Jiubang Digital”), a domestic company registered in Guangzhou, China, under the laws of China; and

(3)	Each and all entities listed in Schedule 1 hereof, as amended and supplemented from time to time (“Jiubang Subsidiaries”).

(Each of WFOE, Jiubang Digital and each of Jiubang Subsidiaries, a “Party”, and collectively the “Parties”.)

RECITALS

WHEREAS, Parties intend to utilize their respective expertise and resources to further promote their existing business and expand their market share; and

WHEREAS, the WFOE, together with its affiliates, intends to provide certain services to Jiubang Digital and Jiubang Subsidiaries; and Jiubang Digital and Jiubang Subsidiaries agree to accept such services only from the WFOE.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, Parties hereby agree as follows:

AGREEMENT

1.	Provision of Services

1.1	In accordance with the terms and conditions set forth in this Agreement, Jiubang Digital and Jiubang Subsidiaries (Jiubang Digital and Jiubang Subsidiaries collectively, the “Service Receiving Parties”) hereby irrevocably appoint and designate the WFOE as their exclusive service provider to provide the technical and business support services as set forth in Schedule 2.

1.2	During the term of this Agreement, Service Receiving Parties shall not, without the WFOE’s written consent, directly and indirectly, obtain the same or similar services as provided under this Agreement from any third party, or enter into any similar service agreement with any third party.

2.	WFOE’s Power to Designate Service Provider; Statement of Work

2.1	The WFOE has the right to designate and appoint, at its sole discretion, any entities affiliated with the WFOE (together with the WFOE, the “Service Providers”) to provide any and all service set forth in Section 1 hereof.

2.2	Service Providers shall determine the specific contents of services within the scope listed in Schedule 2 with the Service Receiving Parties in one or more separate service agreements (each, a “Service Agreement”).

3.	Service Fee and Payment

3.1	The WFOE shall have the right to determine, at its reasonable discretion, the service fee and proper payment manners for Service Receiving Parties. The calculation and payment manners of the service fee are stipulated in Schedule 2 of the Agreement.

3.2	If the WFOE, in its reasonable discretion, determines that the fee calculation mechanism specified shall no longer apply for any reasons at any time or from time to time during the term of this Agreement, the WFOE shall have the rights to adjust the fee by giving a 10-day written notice to Service Receiving Parties.

4.	Intellectual Property Rights

4.1	Any intellectual properties developed by performance of this Agreement, including but not limited to copyrights, patents and knowhow, belong to Service Providers, and Service Receiving Parties shall enjoy no rights other than those expressly provided herein.

4.2	If a development is based on the intellectual properties owned by Service Receiving Parties, Service Receiving Parties shall warrant and guarantee that such intellectual properties are flawless. Otherwise, Service Receiving Parties shall bear all damage and losses caused to Service Providers by any flaw of such intellectual properties. If the Service Providers are to bear any liabilities to any third party thus caused, it has the right to recover all of its losses from Service Receiving Parties.

4.3	The Parties agree that this clause shall remain survive the termination or expiration of this Agreement.

5.	Representations and Warranties

5.1	The WFOE hereby represents and warrants as follows:

(a)	It is a wholly foreign-owned enterprise duly incorporated and validly existing under PRC law;

(b)	Its execution and performance of this Agreement are within WFOE’s corporate power and business scope. It has taken necessary corporate actions and obtained appropriate authorizations, and has obtained the necessary consents or approvals from other third parties or government agencies. The execution and performance of this Agreement by the WFOE do not violate the laws and contracts binding upon the WFOE; and

(c)	Upon execution, this Agreement will constitute a legal, valid and binding obligation of the WFOE enforceable against the WFOE in accordance with its terms.

5.2	Each of Service Receiving Parties, separately and jointly, represents and warrants as follows:

(a)	It is a legal person duly incorporated and validly existing under PRC law;

(b)	Its execution and performance of this Agreement are within its entity power and business scope. It has taken necessary entity actions and obtained appropriate authorizations, and has obtained the necessary consents or approvals from other third parties or government agencies. Its execution and performance of this Agreement do not violate the laws and contracts binding upon it; and

(c)	Upon execution, this Agreement will constitute a legal, valid and binding obligation of Service Receiving Parties enforceable against them in accordance with its terms.

5.3	Each of Service Receiving Parties, separately and jointly, warrants the WFOE as follows:

(a)	The Service Receiving Parties shall pay the service fee to the WFOE in a timely manner according to this Agreement.

(b)	Within the term of this Agreement:

(i)	the permits and qualifications in relation to the business of the Service Receiving Parties shall be continuously effective; and

(ii)	coordinate with the WFOE and take care of the advices given by the WFOE in respect of the business of the Service Receiving Parties.

5.4	WFOE shall have the right to examine the accounts of the Service Receiving Parties regularly or at any time. Within the term of this Agreement, the Service Receiving Parties shall coordinate with the WFOE and its direct or indirect shareholders on audit or due diligence work and provide the auditor and/or other professionals with the information and material in respect of operation, business, clients, finance and employee. Furthermore, the Service Receiving Parties shall give consent to the WFOE or its shareholders that for the purpose of listing, the WFOE or its shareholders may disclose such information and material when it is necessary.

5.5	Each of Service Receiving Parties, separately warrants other parties that, it will execute all the necessary document and take all the necessary actions, including without limitation, issue necessary power of attorney to other parties for the purpose of carrying out this Agreement and achieving the purpose of this Agreement.

6.	Confidentiality

Service Receiving Parties agree to take all reasonable steps to protect and maintain the confidentiality of the confidential data and information received by Service Receiving Parties in connection with the performance of this Agreement (collectively, the “Confidential Information”). Service Receiving Parties shall not disclose, give or transfer any Confidential Information to any third party without WFOE’s prior written consent. Upon termination of this Agreement, Service Receiving Parties shall, at WFOE’s request, return any and all documents, information or software containing any of such Confidential Information to WFOE or destroy it at its own discretion, and delete all of such Confidential Information from any memory devices, and cease to use such Confidential Information.

7.	Effective Date and Term

7.1	This Agreement shall be signed and take effect as of the date first set forth above.

7.2	The term of this Agreement is ten (10) years and shall be automatically extended for successive ten (10) years unless terminated as provided herein. Notwithstanding the foregoing provisions, the WFOE may terminate this Agreement at any time with a written notice to Jiubang Digital given thirty (30) days in advance. None of Service Receiving Parties can terminate this Agreement.

8.	Governing Law and Dispute Resolution

8.1	This Agreement shall be construed with and governed by the laws of the PRC.

8.2	Any dispute arising from or in connection with this Agreement shall be submitted to China International Economic and Trade Arbitration Commission ( CIETAC ) for arbitration which shall be conducted in accordance with the CIETAC’s arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon all Parties. The place of arbitration shall be in Beijing.

9.	Notices

9.1	For purpose of the Notices hereunder, Jiubang Digital will give or receive the relevant notice on behalf of Jiubang Subsidiaries where applicable. The WFOE’s notice being given to Jiubang Digital shall be deemed being given to Service Receiving Parties.

9.2	Notices or other communications required to be given by any party pursuant to this Agreement shall be written in English and Chinese and delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of each relevant party or both parties set forth below or such other address or addressees as specified by such party from time to time. The date when the notice is deemed to be duly served shall be determined as follows: (a) a notice delivered personally is deemed duly served upon delivery; (b) a notice sent by mail is deemed duly served the tenth (10th) day after the date when the postage prepaid registered airmail was sent out (as is shown on the postmark), or the fourth (4th) day after the delivery date to the internationally-recognized courier service agency; and (c) a notice sent by facsimile transmission is deemed duly served upon the receipt time as is shown on the transmission confirmation for relevant documents.

10.	Additional Jiubang Subsidiaries

10.1	Jiubang Digital shall procure any new subsidiaries of Jiubang Digital to be established, formed or incorporated after the date of this Agreement to execute a joinder agreement in a form attached as Schedule 3 (the “Joinder Agreement”) so that such new subsidiaries shall become parties to this Agreement promptly after formation or incorporation of such new subsidiaries.

10.2	A person or entity who has entered into the Joinder Agreement pursuant to this Agreement shall have the benefit of and be subject to the burden of all the provisions of this Agreement as if such person or entity were party to this Agreement in the capacity designated in the Joinder Agreement, and this Agreement shall be interpreted accordingly.

11.	Assignment

11.1	Service Receiving Parties shall not assign any of their respective rights or obligations under this Agreement to any third party without the prior written consent of the WFOE.

11.2	Service Receiving Parties hereby agree that the WFOE may assign its rights and obligations under this Agreement, only be subject to a written notice to Jiubang Digital.

12.	Severability

If any provision of this Agreement is judged to be invalid or unenforceable because it is inconsistent with applicable laws, such invalidity or unenforceability shall be only with respect to such laws, and the validity, legality and enforceability of the other provisions hereof shall not be affected.

13.	Amendment or Supplement

Any amendment or supplement to this Agreement shall be made by Parties in writing. The amendments or supplements duly executed by each party shall form an integral part of this Agreement and shall have the same legal effect as this Agreement.

14.	Counterparts

This Agreement shall be executed in two originals by all Parties, with the WFOE and Jiubang Digital holding one original. All originals shall have the same legal effect. The Agreement may be executed in one or more counterparts

15.	Languages

This Agreement is written in English and Chinese. Both language versions shall have the equal validity. In case of any discrepancy between the English version and the Chinese version, the Chinese version shall prevail.

16.	Others

16.1	The Parties confirm that, this Agreement shall be the extension, supplement, renewal, amendment and/or restatement of the Exclusive Technical and Consulting Service Agreement. This Agreement shall govern the rights and obligations of the Parties upon the execution, however, this Agreement will not be retrospective and shall not effect the rights and obligations of the Parties under the Exclusive Technical and Consulting Service Agreement before its effective date.

16.2	The Parties shall revise this Agreement upon the advices given by U.S. Securities and Exchange Commission or other administration authorities or any changes of the listing rules or requirements of U.S. Securities and Exchange Commission in relation to this Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

Jiubang Computer Technology (Guangzhou) Co., Ltd.
Authorized Representative:

Signature:
Seal: (Seal) (Company Seal)

Guangzhou Jiubang Digital Technology Co., Ltd.
Authorized Representative:

Signature:
Seal: (Seal) (Company Seal)

[A table listing the name of each Jiubang Subsidiary together with the relevant signature block to be provided]

[Signature page to Business Cooperation Agreement]

SCHEDULE 1

List of Jiubang Subsidiaries

No.	English Name	Chinese Name	Signature	Seal

1.	Guangzhou Chengshang Computer Technology Co., Ltd.		/s/ Yuqiang Deng	Company Seal

2.	Guangzhou Juyou Computer Technology Co., Ltd.		/s/ Yuqiang Deng	Company Seal

3.	Beijing Yunlei Culture Communication Co., Ltd.		/s/ Yuqiang Deng	Company Seal

4.	Guangzhou Jiubang Mobile Internet Research Institute Co., Ltd.		/s/ Yuqiang Deng	Company Seal

5.	Guangzhou Jiubang Mobile Internet Research Institute		/s/ Yuqiang Deng	Company Seal

Sch-1-1

SCHEDULE 2

CONTENTS OF SERVICE, CALCULATION AND PAYMENT OF THE SERVICE FEE

1.	Contents of Service

1.1	Providing the following technology development and transfer, technical consulting services:

(a)	Technology development of new business;

(b)	Technology support and maintenance of current business (including all the business run by “3G” portal website platform);

(c)	Periodical update of all the business content; and

(d)	Offering and maintaining the hardware and network which are necessary for the business operation.

1.2	Providing occupation and pre-occupation staff training services;

1.3	Providing public relation services;

1.4	Providing market investigation, research and consulting services;

1.5	Providing mid or short-term market development, market plan services;

1.6	Providing human resource management and internal information management;

1.7	Providing network development, updating and daily maintenance;

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1.8	Providing sale services of self-produced products;

1.9	Licensing of software and trademark;

1.10	Selling and authorizing Jiubang Digital and Jiubang Subsidiaries to license software, and/or

1.11	Other services determined from time to time by WFOE according to the need of business and capacity of Service Providers.

2.	Calculation and Payment of Service Fee

2.1	The fee for the services provided under this Agreement is calculated based on the revenue of a Service Receiving Party and the corresponding operating cost and sales, management and other costs and expenses incurred by the Service Receiving Party, and may be charged in the form of:

(a)	a percentage of the revenue of the Service Receiving Party;

(b)	a fixed license fee for certain software; and/or

(c)	other method determined from time to time by WFOE according to the nature of services provided.

2.2	The specific amount of such fee shall be determined by a Service Provider through taking account of the following factors, and a Service Provider shall send Jiubang Digital or the respective Jiubang Subsidiary written confirmation for service fee:

(a)	The technical difficulty and complexity of the services provided by the Service Provider;

(b)	The time spent by employees of the Service Provider concerning the services;

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(c)	The contents and commercial value of the services provided by the Service Provider;

(d)	The benchmark price of similar services in the market.

3.	A Service Provider will calculate service fee payable on a fixed term basis and send the Service Receiving Party corresponding invoices. The Service Receiving Party shall pay the fee to the bank account designated by the Service Provider within 10 business days after receipt of such invoices, and send a copy of the remittance certificate by facsimile or mail to the Service Provider within 10 business days after payment. The Service Provider shall issue a receipt within 10 business days after receipt of the service fee.

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SCHEDULE 3

JOINDER AGREEMENT TO THE MASTER EXCLUSIVE SERVICE AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Section 11.1 of the Master Exclusive Service Agreement dated August 21, 2013 (as amended, amended and restated or otherwise modified from time to time, collectively, the “Master Exclusive Service Agreement”) by and among Jiubang Computer Technology (Guangzhou) Co., Ltd., Guangzhou Jiubang Digital Technology Co., and other parties thereof, as the same may be amended from time to time. Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Master Exclusive Service Agreement.

The Joining Party hereby acknowledges, agrees and confirms that, by executing this Joinder Agreement, the Joining Party shall be deemed to be a party to the Master Exclusive Service Agreement as of the date hereof and shall have all of the rights and obligations of a Jiubang Subsidiary under the Master Exclusive Service Agreement as if it had executed the Master Exclusive Service Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Master Exclusive Service Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date:	,
[NAME OF JOINING PARTY]
By:
Name:
Title:

Sch-3-1